EXHIBIT 11
                        PHYSICIAN COMPUTER NETWORK, INC.
                         COMPUTATION OF INCOME PER SHARE



                                                                             Three Months Ended               Six Months Ended
                                                                                  June 30,                        June 30,
                                                                       ----------------------------    ----------------------------
                                                                           1996            1995            1996            1995
                                                                       ------------    ------------    ------------    ------------
INCOME (LOSS)

Net income before extraordinary item                                   $  3,667,907    $  1,287,332    $  6,982,566    $  2,557,987
Extraordinary  loss                                                            --              --              --          (180,000)
                                                                       ------------    ------------    ------------    ------------
Primary amd fully diluted net income                                   $  3,667,907    $  1,287,332    $  6,982,566    $  2,377,987
                                                                       ============    ============    ============    ============

PRIMARY SHARES

Weighted average Common Stock outstanding                                49,031,443      40,429,120      46,635,522      38,875,253
  Common Stock issuable upon the exercise
      of outstanding options and warrants                                 4,285,407       2,069,333       4,481,541       2,061,516
  Common Stock issuable upon the
      conversion of Preferred Stock                                         222,843            --           586,158            --
                                                                       ------------    ------------    ------------    ------------
  Weighted average Common Stock
     outstanding as adjusted                                             53,539,693      42,498,453      51,703,221      40,936,769
                                                                       ============    ============    ============    ============

FULLY DILUTED SHARES

 Weighted average Common Stock outstanding                               49,031,443      40,429,120      46,635,522      38,875,253
  Common Stock issuable upon the exercise
      of outstanding options and warrants                                 4,376,419       2,069,333       4,488,906       2,061,516
  Common Stock issuable upon the
      conversion of Preferred Stock                                         222,843            --           586,158            --
                                                                       ------------    ------------    ------------    ------------
  Weighted average Common Stock
     outstanding as adjusted                                             53,630,705      42,498,453      51,710,586      40,936,769
                                                                       ============    ============    ============    ============

Current portion of obligations under capital leases Primary:
  Income before extraordinary item per share                           $       0.07    $       0.03    $       0.14    $       0.06
  Loss from extraordinary item per share                                       --              --              --              --
                                                                       ------------    ------------    ------------    ------------
  Net Income per share                                                 $       0.07    $       0.03    $       0.14    $       0.06
                                                                       ============    ============    ============    ============

Fully Diluted:
  Income before extraordinary item per share                           $       0.07    $       0.03    $       0.14    $       0.06
  Loss from extraordinary item per share                                       --              --              --              --
                                                                       ------------    ------------    ------------    ------------
  Net Income per share                                                 $       0.07    $       0.03    $       0.14    $       0.06
                                                                       ============    ============    ============    ============


           Physiscian Computer Network Financial Data Tagging Schedule


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